EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated June 12, 2008, accompanying the consolidated financial statements and schedule included in the Annual Report of Navarre Corporation and subsidiaries on Form 10-K for the year ended March 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Navarre Corporation on Form S-3 (File No. 333-111733, effective April 28, 2004; Post Effective Amendment No. 1 to Registration Statement on Form S-1 on Form S-3, effective January 12, 2007, File No. 333-133280) and on Forms S-8 (File No. 333-147280, effective November 9, 2007; File No. 333-119260, effective September 24, 2004; File No. 333-131986, effective February 22, 2006; File No. 33-80218, effective June 14, 1994; File No. 33-86762, effective November 29, 1994; File No. 333-31017, effective July 16, 1997; File No. 333-87143, effective September 15, 1999; File No. 333-91710, effective July 1, 2002 and File No. 333-109056, effective September 23, 2003).
/s/ Grant Thornton LLP
Minneapolis, Minnesota
June 12, 2008